UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 3, 2017
RESONANT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Castilian Drive, Suite 100
Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective July 3, 2017, our board of directors increased the size of the board from seven to eight directors, and appointed Jean F. Rankin (age 58) as a director to fill the vacancy created upon the expansion in the size of the board. It is expected that Ms. Rankin will be appointed to the board’s compensation committee.
Ms. Rankin served as Executive Vice President, Secretary and General Counsel for LSI Corporation, a designer of semiconductors and software that accelerated storage and networking in data centers, mobile networks and client computing, from 2007 to May 2014, when LSI was acquired by Broadcom Limited (NASDAQ: AVGO) (formerly Avago Technologies). Ms. Rankin was a key participant in the strategic process and negotiations resulting in the company’s successful sale to Broadcom. Prior to that, Ms. Rankin served as General Counsel for Agere Systems Inc., before it merged with LSI in April 2007. Prior to Agere, Ms. Rankin held several positions of increasing responsibility at Lucent Technologies, Inc. over a five year span, as well as at AT&T for six years. She holds a law degree from University of Pennsylvania Law School and a B.A. from the University of Virginia.

In accordance with our non-employee director compensation policy, for Ms. Rankin’s service on the board, she will be entitled to receive the following compensation:

•	Annual Retainer - an annual retainer of $50,000 in cash, payable quarterly;

•
Initial Equity Award - 24,000 restricted stock units, which award will vest as to one-half of the shares on each of the first and second anniversaries of the commencement of her service as a non-employee director, subject to continued service as a director through the applicable vesting date; and

•
Annual Equity Award -- on the date of each annual meeting of our stockholders, Ms. Rankin will be granted restricted stock units with a grant date fair value equal to $50,000, which award will vest as to one-half of the shares on each of the first annual meeting of stockholders and second annual meeting of stockholders following the grant, subject to continued service as a director through the applicable vesting date.

Prior to her appointment as a member of our board of directors, Ms. Rankin did not have any material relationship with us and no such relationship is currently proposed. Ms. Rankin does not have any family relationships with any of our other directors or executive officers. There are no understandings or arrangements between Ms. Rankin and any other person pursuant to which Ms. Rankin was selected as a director.
A press release announcing Ms. Rankin’s appointment to the board was issued by us on July 5, 2017, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated July 5, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2017	Resonant Inc.

By:	/s/ Jeff Killian
Jeff Killian
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated July 5, 2017.

5